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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of WellCare Group, Inc. on Form S-1 of our report dated February 12, 2004, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Tampa, Florida
February 12, 2004


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INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Board of Directors and Stockholders of WellCare Group, Inc.
Tampa, Florida

We consent to the use in this Registration Statement of WellCare Group, Inc. on Form S-1 of our report dated February 12, 2004, on the consolidated financial statements of WellCare Holdings, LLC (the Company) as of December 31, 2003 and for the year then ended and as of December 31, 2002 and for the five-month period then ended, and on the Predecessor combined financial statements for the seven-month period ended July 31, 2002 and the year ended December 31, 2001, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of WellCare Holdings, LLC and Predecessor, listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respect, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
Tampa, Florida
February 12, 2004